Exhibit 10.5

CAESARS ENTERTAINMENT CORPORATION
2012 PERFORMANCE INCENTIVE PLAN
FORM OF CASH AWARD AGREEMENT
THIS CASH AWARD AGREEMENT (the “Agreement”) is made by and between Caesars Entertainment Corporation, a Delaware corporation (the “Corporation”), and ______________________ the “Participant” on the date set forth on the final page of this Agreement. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
WHEREAS, the Corporation has adopted the Caesars Entertainment Corporation 2012 Performance Incentive Plan (the “Plan”), pursuant to which a variety of types of awards, including cash awards, may be granted; and
WHEREAS, the Administrator has determined that it is in the best interests of the Corporation and its stockholders to grant the award provided for herein to Participant subject to the terms set forth herein.
NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Award.

(a)Grant. The Corporation hereby grants to Participant, on the Date of Grant, the right to receive the cash payments set forth on the final page of this Agreement (the “Cash Awards”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each Cash Award represents the right to receive cash payment as of the Settlement Date (as defined below), subject to the terms of this Agreement and the Plan. The Cash Awards are subject to the restrictions described herein, including forfeiture under the circumstances described in Section 4 hereof. The Cash Awards shall vest and become nonforfeitable in accordance with Section 2 and Section 4 hereof.

(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

(c)Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the Cash Awards and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement as instructed by the Corporation. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Corporation, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).

2.Vesting. Except as may otherwise be provided herein, subject to Participant’s continued employment with the Corporation or one of its Subsidiaries (in accordance with Section 4 herein and the terms of the Plan), the Cash Awards shall become vested on the dates set forth on the final page of this Agreement.

3.Settlement. The settlement of the Cash Awards may be subject to such conditions, restrictions and contingencies as the Administrator shall determine. The Cash Awards shall be settled as soon as practicable after the Cash Awards vest, but in no event later than March 15 of the year following the calendar year in which the applicable Cash Award vested (as applicable, the “Settlement Date”). Notwithstanding the foregoing, the payment dates set forth in this Section 3 have been specified for the purpose of being exempt from the provisions of Section 409A of the Code.

4.Termination of Employment or Service. Except as otherwise provided in an employment agreement (or similar agreement) between Participant and the Corporation or any of its Subsidiaries in effect on the Date of Grant or as set forth on the final page of this Agreement, if Participant’s employment or service with the Corporation or any Subsidiary, as applicable, terminates for any reason, then the unvested portion of the Cash Awards shall be cancelled immediately and Participant shall immediately forfeit any rights to the Cash Awards subject to such unvested portion.

5.Acceleration. In the event of a transaction described in Section 7.2 of the Plan, the Administrator shall cause the vesting date of the Cash Awards to accelerate in accordance with the requirements of Section 7.2 of the Plan.

6.Compliance with Legal Requirements.

(a)
    Generally. The granting and settlement of the Cash Awards, and any other obligations of the Corporation under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Administrator shall have the right to impose such restrictions or delay the settlement of the Cash Awards as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which the Shares are then listed or traded, and/or any blue sky or state securities laws applicable to the Shares; provided that any settlement shall be delayed only until the earliest date on which settlement would not be so prohibited. Participant agrees to take all steps the Administrator or the Corporation determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b)
    Tax Withholding. All distributions under the Plan shall be subject to Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Corporation shall have the power and the right to require Participant to remit to the Corporation or deduct or withhold from all amounts payable to Participant in connection with the Cash Awards or otherwise, an amount sufficient to satisfy any applicable taxes required by law.

7.	Miscellaneous.

(a)
    Transferability. The Cash Awards may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order if approved or ratified by the Administrator or as otherwise permitted under the Plan.

(b)
    Waiver. Any right of the Corporation contained in this Agreement may be waived in writing by the Administrator. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)
    Section 409A. The Cash Awards are not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to Participant of the applicable provision without materially increasing the cost to the Corporation or contravening the provisions of Section 409A of the Code. This Section 8(c) does not create an obligation on the part of the Corporation to modify the Plan or this Agreement and does not guarantee that the Cash Awards will not be subject to interest and penalties under Section 409A.

(d)
    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Corporation’s records, or if to the Corporation, to the Corporation’s principal business office.

(e)
    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)
    No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee or consultant of the Corporation or its Subsidiaries or shall interfere with or restrict in any way the right of the Corporation or its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(g)
    No Rights to Award. The grant to Participant of the Cash Awards pursuant to this Agreement shall not give Participant any claim or rights to be granted any future award or additional awards under the Plan, subject to any express contractual rights (set forth in a document other than the Plan and this Agreement) to the contrary.
(h)
    Beneficiary. Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no validly designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(i)
    Bound by Plan. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(j)
    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(k)
    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 8.6.4 of the Plan.

(l)
    Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(m)
    Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

IN WITNESS WHEREOF, the Corporation and Participant have executed this Agreement as set forth below.

CAESARS ENTERTAINMENT CORPORATION
By:__________________________________
Name:
Title:

Date: __________________________________

Agreed to and Accepted by:

_________________________
Name:

Date:_______________

Aggregate Amount of Cash Awards
Possible for Payout:                     ___________

Date of Grant:             ___________

Vesting Schedule:
The Cash Awards shall vest eighteen (18) months after the Date of Grant, subject to Participant’s continued employment or service with the Company or one of its Subsidiaries on such vesting date; provided, that then-unvested Cash Awards shall automatically vest in full upon a Participant’s termination employment or service with the Company or one of its Subsidiaries resulting from (i) a termination by the Company without Cause, (ii) a resignation by Participant for Good Reason, or (iii) a Participant’s death or Disability.

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